SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934

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Filed by a Party other than the Registrant    (X)

Check the appropriate box:

( )   Preliminary Proxy Statement

( )   Definitive Proxy Statement

(X)   Definitive Additional Materials

( )   Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                   Santa Fe Pacific Corporation
        Name of Registrant as Specified In Its Charter

                   Union Pacific Corporation
        (Names of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

( )   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(i)(2).

( )   $500 per each party to the controversy pursuant to Exchange
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( )   Fee computed on table below per Exchange Act Rules 14a-
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(X)   Check box if any party of the fee is offset as provided by
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      which the offsetting fee was paid previously.  Identify the
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      Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:  $125 on October 13, 1994
      (2)  Form, Schedule or Registration Statement No.: Schedule 14A
      (3)  Filing Party: Same as above
      (4)  Date Filed: October 13, 1994

[Slide No. 1]

                                   UPSF vs. BNSF

                            Approximate Mileage Overlap

                                 UPSF        BNSF
                                 4200        3000

[Slide No. 2]

                                   UPSF vs. BNSF

                    Approximate Western Market Share (Percent)

                                             UPSF           BNSF
                    Total Carload             50             47
                         Coal                 46             56
                         Autos                73             37
                         Grain                48             55
                         Lumber               33             45
                         Forest Products      37             60
                         Chemicals            59             30

                    Total Intermodal          53             45



*    UP, SF, BN, SP 1994 weeks 1-33

[Slide No. 3]

                                  ICC Case/Issues

          `    I.   Public Interest Balancing Test
                    *    Two tests:
                         1.   Public benefits
                         2.   Public harms
                    *    Balance Public Benefits against harms
                    *    ICC not an antitrust court
                    *    ICC favors private settlements addressing
                           competitive harms
                    *    ICC can impose conditions

               II.  Schedule
                    *    31 month maximum
                    *    Expedited schedule
                    *    No decision ever within original schedule

               III. Mergers usually approved
                    *    SFSP only rejection in over 25 years
                    *    SFSP refusal to recognize/address competitive issues

               IV.  Ample precedents for parallel mergers
                    *    Parallel not per se bad
                    *    3/2 vs. 2/1


[Slide No. 4]
                                   UPSF Benefits

                    I.   New single line service

                    II.  Service benefits

                    III. Cost savings and efficiencies


[Slide No. 5]
                                Single Line Service

               1.   Southern corridor

               2.   Upper midwest-southwest/west coast

               3.   UP grain to SF feeder markets

               4.   SF grain to UP export markets and Mexico

               5.   SF access to Gulf ports

               6.   Intermountain region to SF points

               7.   Pacific northwest to southwest and SF points

               8.   Mexico


[Slide No. 6]
                               New Service Benefits

               1.   Capacity creation

               2.   Intermodal

               3.   Automotive

               4.   Non-bulk carload freight

               5.   Bulk

               6.   Reduced delays from blocking, switching and interchange

               7.   Faster equipment turnaround


[Slide No. 7]
                               New Service Benefits

               1.   Capacity creation

                    *    Separate services by route

                    *    Bypasses around chokepoints


[Slide No. 8]
                               New Service Benefits

               2.   Intermodal

                    *    Chicago-Southern California

                    *    Chicago-Northern California

                    *    Chicago-Texas

                    *    St. Louis-California

                    *    New Orleans-California

                    *    Chicago, California, Texas
                         intermodal facilities


[Slide No. 9]
                               New Service Benefits

               3.   Automotive

                    *    More frequent,
                         dedicated auto trains

                    *    UP served TX, LA plants
                         to California

                    *    Bypass blocking


[Slide No. 10]
                               New Service Benefits

               4.   Non-bulk carload freight

                    *    Gulf coast-AZ, CA

                    *    Southeast-AZ, CA

                    *    Chicago-California

                    *    St. Louis-California

                    *    Memphis-California

                    *    Texas-Pacific Northwest


[Slide No. 11]
                               New Service Benefits

               5.   Bulk

                    *    Separate bulk by route, where
                         possible

                    *    Topeka bypass

                    *    Reduction in coal train cycle times

                    *    Greater grain car utilization


[Slide No. 12]
                               New Service Benefits

               6.   Reduced delays from blocking,
                    switching and interchange

               7.   Faster equipment turnaround


[Slide No. 13]
                           Cost Savings and Efficiencies

               1.   Capital savings

               2.   Mileage savings

               3.   Consolidation savings

               4.   Technology and systems

               5.   Equipment savings


[MAP NO. 1] map showing location of major rail lines of Burlington Northern and Kansas City Southern.

[MAP NO. 2] map showing location of major rail lines of Santa Fe Pacific and
            Kansas City Southern, as well as Santa Fe haulage agreement over Gateway Western.